FIRST AMENDED AND RESTATED
                          ACCOUNTING SERVICES AGREEMENT
                          -----------------------------

     AGREEMENT  dated as of May 31, 2002 between The James  Advantage  Funds, an
Ohio  business  trust  (the  "Trust"),   and  Integrated  Fund  Services,   Inc.
("Integrated"), an Ohio corporation.

     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust wishes to employ the services of Integrated to provide the Trust with certain accounting and pricing services; and

     WHEREAS, Integrated wishes to provide such services under the conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and Integrated agree as follows:

     1.   APPOINTMENT.
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          The Trust hereby appoints and employs Integrated as agent to perform those services described in this Agreement for the Trust. Integrated shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

     2.   CALCULATION OF NET ASSET VALUE.
          ------------------------------

          Integrated will calculate the net asset value of each series of the Trust and the per share net asset value of each series of the Trust, in accordance with the Trust's current prospectus and statement of additional information, once daily as of the time selected by the Trust's Board of Trustees. Integrated will prepare and maintain a daily valuation of all securities and other assets of the Trust in accordance with instructions from a designated officer of the Trust or its investment adviser and in the manner set forth in the Trust's current prospectus and statement of additional information. In valuing securities of the Trust, Integrated may contract with, and rely upon market quotations provided by, outside services.

     3.   BOOKS AND RECORDS.
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          Integrated will maintain and keep current the general ledger for each series of the Trust, recording all income and expenses, capital share activity and security transactions of the Trust. Integrated will maintain such further books and records as are necessary to enable it to perform its duties under this Agreement, and will periodically provide reports to the Trust and its authorized agents regarding share purchases and redemptions and trial balances of each series of the Trust. Integrated will prepare and maintain complete, accurate and current all records with respect to the Trust required to be maintained by the Trust under the Internal Revenue Code of

1986, as amended (the "Code"), and under the rules and regulations of the 1940 Act, and will preserve said records in the manner and for the periods prescribed in the Code and the 1940 Act. The retention of such records shall be at the expense of the Trust.

          All of the records prepared and maintained by Integrated pursuant to this Section 3 which are required to be maintained by the Trust under the Code and the 1940 Act will be the property of the Trust. In the event this Agreement is terminated, all such records shall be delivered to the Trust at the Trust's expense, and Integrated shall be relieved of responsibility for the preparation and maintenance of any such records delivered to the Trust.

          Nonpublic personal shareholder information shall remain the sole property of the Trust. Such information shall not be disclosed or used for any purpose except in connection with the performance of the duties and responsibilities described herein or as required or permitted by law. The provisions of this Section shall survive the termination of this Agreement. The parties agree to comply with any and all regulations promulgated by the Securities and Exchange Commission or other applicable laws regarding the confidentiality of shareholder information.

     4.   PAYMENT OF TRUST EXPENSES.
          -------------------------

          Integrated shall process each request received from the Trust or its authorized agents for payment of the Trust's expenses. Upon receipt of written instructions signed by an officer or other authorized agent of the Trust, Integrated shall prepare checks in the appropriate amounts which shall be signed by an authorized officer of Integrated and mailed to the appropriate party.

     5.   FORM N-SAR.
          ----------

          Integrated shall maintain such records within its control and shall be requested by the Trust to assist the Trust in fulfilling the requirements of Form N-SAR.

     6.   COOPERATION WITH ACCOUNTANTS.
          ----------------------------

          Integrated  shall  cooperate  with  the  Trust's   independent  public
accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.

     7.   FURTHER ACTIONS.
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                  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     8.   FEES.
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          For the performance of the services under this Agreement, each series of the Trust shall pay Integrated a monthly fee in accordance with the schedule attached hereto as Schedule A. The fees with respect to any month shall be paid to Integrated on the last business day of such month. The Trust shall also promptly reimburse Integrated for the cost of external pricing services utilized by Integrated.

     9.   COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.
          --------------------------------------------------

          The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Integrated to perform any services for the Trust which services could cause Integrated to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Integrated, the Trust and its investment adviser assume full responsibility for ensuring that the portfolio investments of the Trust comply with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

     10.  REFERENCES TO INTEGRATED.
          ------------------------

          The Trust shall not circulate any printed matter which contains any reference to Integrated without the prior written approval of Integrated, excepting solely such printed matter as merely identifies Integrated as Administrative Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent, and Accounting Services Agent. The Trust will submit printed matter requiring approval to Integrated in draft form, allowing sufficient time for review by Integrated and its counsel prior to any deadline for printing.

     11.  EQUIPMENT FAILURES.
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          Integrated shall take all steps necessary to minimize or avoid service interruptions, and has entered into one or more agreements making provision for emergency use of electronic data processing equipment. Integrated shall have no liability with respect to equipment failures beyond its control.

     12.  INDEMNIFICATION OF INTEGRATED.
          -----------------------------

          A. Integrated may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Integrated nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith, negligence, clerical errors and mechanical failures on the part of any such persons in the performance of the duties of Integrated under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Integrated under this Agreement, for all of which exceptions Integrated shall be liable to the Trust.

          B. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Integrated, its directors, officers, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Integrated may sustain or incur or which may be asserted against Integrated by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Integrated in good faith in reliance upon any certificate, instrument, order or share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or omitted to be taken by Integrated in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of Integrated or its directors, officers, employees, shareholders or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder, including clerical errors and mechanical failures.

          C. In order that the indemnification provisions contained in this Paragraph 12 shall apply, it is understood that if in any case the Trust may be asked to indemnify Integrated or any other person or hold Integrated or any other person harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Integrated will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend Integrated and any such person against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify Integrated, and thereupon the Trust shall take over complete defense of the claim, and neither Integrated nor any such person shall in such situation initiate further legal or other expenses for which it shall seek indemnification under this Paragraph 12. Integrated shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify Integrated or any such person except with the Trust's written consent.

          D. Notwithstanding any other provision of this Agreement, Integrated shall be entitled to receive and act upon advice of counsel (who may be counsel for the Trust or its own counsel) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations.

     13.  TERMINATION.
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          A. The provisions of this Agreement shall be effective on the date first above written, and shall continue in force from year to year thereafter, but only so long as such continuance is approved (1) by Integrated, (2) by vote, cast in person at a meeting called for the purpose, of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (3) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.

          B. Either party may terminate this Agreement on any date by giving the other party at least sixty (60) days' prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, the Trust shall pay to Integrated such compensation as may be due as of the date of such termination, and shall likewise reimburse Integrated for any out-of-pocket expenses and disbursements reasonably incurred by Integrated to such date.

          C. In the event that in connection with the termination of this Agreement a successor to any of Integrated's duties or responsibilities under this Agreement is designated by the Trust by written notice to Integrated, Integrated shall, promptly upon such termination and at the expense of the Trust, transfer all records maintained by Integrated under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from Integrated's cognizant personnel in the establishment of books, records and other data by such successor.

     14.  SERVICES FOR OTHERS.
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          Nothing in this Agreement shall prevent Integrated or any affiliated person (as defined in the 1940 Act) of Integrated from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Integrated expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

     15.  LIMITATION OF LIABILITY.
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          It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

     16.  SEVERABILITY.
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          In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     17.  QUESTIONS OF INTERPRETATION.
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          This Agreement shall be governed by the laws of the State of Ohio. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     18.  NOTICES.
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          All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

     To the Trust:       The James Advantage Funds
                         1349 Fairground Road
                         Beavercreek, Ohio 45385
                         Attention:  Barry Ray James

     To Integrated:      Integrated Fund Services, Inc.
                         221 East Fourth Street, Suite 300
                         Cincinnati, Ohio 45202
                         Attention:  Roy E. Rogers

or to such other address as any party may designate by notice complying with the terms of this Section 18. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     19.  AMENDMENT.
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          This Agreement may not be amended or modified except by a written agreement executed by both parties.

     20.  BINDING EFFECT.
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          Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

     21.  COUNTERPARTS.
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          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     22.  FORCE MAJEURE.
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          If Integrated shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

     23.  MISCELLANEOUS.
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          The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        THE JAMES ADVANTAGE FUNDS


                                        By: /s/ Barry R. James
                                            ----------------------------
                                        Its: President



                                        INTEGRATED FUND SERVICES, INC.

                                        By: /s/ Scott A. Englehart
                                            ----------------------------
                                        Its: President

                                   Schedule A
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                                  COMPENSATION
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     Each series of the Trust will pay Integrated a monthly fee, according to the average monthly net assets of such series during such month, as follows:


     Monthly Fee                            Average Net Assets During Month
     -----------                            -------------------------------

       $2,000                               $0 - $ 50,000,000
       $2,500                               $50,000,000 - $100,000,000
       $3,000                               $100,000,000 - $200,000,000
       $4,000                               $200,000,000 - $300,000,000
       $5,000 + 0.001% of                   Over  $300,000,000
       average net assets
       over $300,000,000